UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RICEBRAN TECHNOLOGIES
(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, Texas 77380

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 17, 2020

TO THE SHAREHOLDERS OF RICEBRAN TECHNOLOGIES:

Notice is hereby given that the 2020 Annual Meeting of Shareholders (Annual Meeting) of RiceBran Technologies, a California corporation (Company), will be held at the RiceBran Technologies executive offices, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, on Wednesday, June 17, 2020, at 9:00 a.m., central daylight time, for the following purposes, as more fully described in the accompanying proxy statement (Proxy Statement):

1.	to elect six (6) directors to serve on the Board of Directors until the 2021 Annual Meeting of Shareholders or until their successors have been duly elected and qualified;

2.	to approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 150,000,000;

3.	to approve the amended and restated 2014 Equity Incentive Plan;

4.	to approve, on a nonbinding advisory basis, the compensation of our named executive officers;

5.	to ratify our appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

6.	to transact such other business that is properly presented before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 27, 2020, are entitled to notice of and to vote at the meeting and any adjournment thereof.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting).  We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission.  We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet.  As a result, the Company is mailing to its shareholders a notice instead of a paper copy of the Proxy Statement and the Company’s 2019 Annual Report.  The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

By Order of the Board of Directors,

Todd T. Mitchell, Secretary
The Woodlands, Texas
May 4, 2020

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote by proxy via mail, telephone or Internet as described below.  If you attend the meeting, you may vote in person, even if you previously have returned your proxy card or voted via telephone or Internet.

RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, Texas 77380

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF SHAREHOLDERS

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (Board) for use at our 2020 Annual Meeting of Shareholders (Annual Meeting) to be held on Wednesday, June 17, 2020, at 9:00 a.m., central daylight time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at the RiceBran Technologies executive offices, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380.  The telephone number at that address is (281) 675-2421.

Although we currently intend to hold the Annual Meeting in person, due to concerns related to the evolving coronavirus (COVID-19) pandemic, we may impose additional procedures or limitations on meeting attendees or may decide to hold the Annual Meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting).  We plan to announce any such updates regarding the Annual Meeting by issuing a press release and filing the press release as definitive additional soliciting material with the Securities and Exchange Commission.  We encourage you to regularly check these resources prior to the Annual Meeting if you plan to attend.

These materials were first sent or made available to shareholders on May 4, 2020.  These materials include (i) this Proxy Statement and (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (SEC) on March 24, 2020 (Annual Report).  If you requested printed versions by mail, these materials also include the proxy card or vote instruction for the Annual Meeting.

Our principal executive offices are located at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380.  Our telephone number is (281) 675-2421 and our website is www.ricebrantech.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to: (i) elect six (6) directors to serve for the ensuing year and until their successors are duly elected and qualified; (ii) approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 150,000,000; (iii) approve the amended and restated 2014 Equity Incentive Plan; (iv) approve, on a nonbinding advisory basis, the compensation of our named executive officers; (v) ratify our appointment of RSM US LLP as our independent registered public accounting firm; and (vi) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Shareholders Entitled to Vote; Record Date

Only holders of record of RiceBran Technologies Common Stock (Common Stock) at the close of business on April 27, 2020 (Record Date), are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 40,092,017 shares of Common Stock outstanding.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice) to the Company’s shareholders.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.  In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.  We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

The Notice will provide you with instructions regarding how to view on the Internet the Company’s proxy materials for the Annual Meeting.  Our proxy materials are also available on the Company’s website at www.ricebrantech.com/InvestorRelations.

Revocability of Proxies

You may change your proxy instructions at any time prior to the vote at the Annual Meeting.  For shares held directly in your name, you may accomplish this by voting again via the Internet or by telephone, by executing a new proxy card or voting instruction card with a later date (which automatically revokes the earlier proxy) and delivering it to our secretary at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  Please note, however, that if a shareholder has instructed a broker, bank or nominee to vote his, her or its shares of our Common Stock, the shareholder must follow the directions received from the broker, bank or nominee to change the shareholder’s instructions.  In the event of multiple online or telephone votes by a shareholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the shareholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Voting Procedures

You may vote by mail.  If you are a registered shareholder (that is, if you hold your stock directly and not in street name), you may vote by mail by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope.  Your proxy will then be voted at the Annual Meeting in accordance with your instructions.

You may vote by telephone or on the Internet.  If you are a registered shareholder, you may vote by telephone or on the Internet by following the instructions included on the proxy card.  Shareholders with shares registered directly with American Stock Transfer and Trust Company, LLC, our transfer agent, may vote (i) on the Internet at the following web address: http://www.voteproxy.com or (ii) by telephone by dialing the toll-free number in the Notice.  If you vote by telephone or on the Internet, you do not have to mail in your proxy card.  If you wish to attend the meeting in person, however, you will need to bring valid picture identification with you. Internet and telephone voting are available 24 hours a day.  Votes submitted through the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on the day before the meeting date.

You may vote in person at the meeting.  If you are a registered shareholder and attend the meeting (please remember to bring your valid picture identification, admission ticket or other acceptable evidence of stock ownership as of the Record Date), you may deliver your completed proxy card in person.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares, along with valid picture identification.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization rather than from us.  Your bank or broker may permit you to vote your shares electronically by telephone or on the Internet.  A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options.  If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures, which comply with California law, are designed to authenticate shareholders’ identities, allow shareholders to vote their shares and confirm that shareholders’ votes have been recorded properly.  Shareholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder using such services.  Also, please be aware that we are not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

Voting and Solicitation

On all matters, each share of Common Stock outstanding on the Record Date entitles its owner to one vote.

Expenses of solicitation of proxies will be borne by us.  We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.  Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-votes

A majority of the shares of Common Stock outstanding on the Record Date and entitled to vote must be present, in person or represented by proxy, to constitute the required quorum for the transaction of business at the Annual Meeting.  Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR” or “AGAINST” on a matter will also be treated as shares entitled to vote (Votes Cast) with respect to such matter.

A plurality of Votes Cast is required for the election of directors and only affirmative votes (either “FOR” or “AGAINST”) will affect the outcome of the election of directors (Proposal 1).  The affirmative vote of the majority of the outstanding number of shares of our Common Stock are required to approve the amendment of our articles of incorporation to increase the authorized number of shares of our Common Stock (Proposal 2).  Assuming a quorum is present, the affirmative vote of both (i) a majority of the shares of our Common Stock represented and voting at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum, are required to approve the amended and restated 2014 Equity Incentive Plan (Proposal 3), to approve the advisory vote on executive compensation (Proposal 4) and to ratify the selection of our independent registered public accountants (Proposal 5).

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions or broker “non-votes”, we believe that both abstentions and broker “non-votes” should be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  We further believe that neither abstentions nor broker “non-votes” should be counted as shares “represented and voting” with respect to a particular matter for purposes of determining the total number of Votes Cast with respect to such matter.  In the absence of controlling precedent to the contrary, we intend to treat abstentions and broker “non-votes” in this manner.  Accordingly, abstentions and broker “non-votes” will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Nominees may generally vote on “routine” matters but cannot vote on “nonroutine” matters.  Nominees will not have discretionary voting power with respect to proposals 1, 3 and 4, and will consequently be unable to vote shares held by beneficial owners who do not give voting instructions to their brokers, banks or nominees with respect to these proposals since these matters are considered nonroutine.  A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with proposals 2 and 5.

Deadlines for Submission of Shareholder Proposals for 2021 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Proxy Materials.  Our shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the SEC or our bylaws.  Shareholders who wish to have a proposal considered for inclusion in the proxy materials for our 2021 Annual Meeting must submit such proposal to us by December 31, 2020.  If we change the date of our 2021 Annual Meeting by more than 30 days from the date of this year’s meeting, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2021 Annual Meeting.  The submission of a proposal does not guarantee that it will be included in our proxy statement or proxy.

Requirements for Shareholder Proposals not to be Included in Proxy Materials.  Shareholders who wish to present a proposal at our 2021 Annual Meeting that is not intended to be included in the proxy materials relating to such meeting must deliver notice of such proposal to our secretary at our principal executive offices by March 16, 2021.  If the date of our 2021 Annual Meeting is changed by more than 30 days from the date of this year’s meeting, notice of the proposal must be received by us no later than the close of business on a date determined and publicized by our Board, which date shall be at least ten (10) days after such date is publicized.  Shareholders wishing to make such proposals must also satisfy the other requirements set forth in our bylaws.  If a shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934 (Exchange Act), we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such proposal submitted by a shareholder.

If there is a change in the deadlines set forth above for shareholder proposals with respect to the 2021 Annual Meeting, we will disclose the new deadlines in a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, or by other means.

PROPOSAL ONE

ELECTION OF DIRECTORS

Description of Current Board of Directors

A board of six (6) directors is to be elected at the Annual Meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below.  In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy.  The six (6) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.  Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under California law.  It is not expected that any nominee will be unable or will decline to serve as a director.  The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

The names of the nominees, and certain information about them as of the Record Date, are set forth below.

Name	Age	Position
Brent R. Rystrom	56	Chief Executive Officer, President and Director
Brent D. Rosenthal (1)(2)(3)(4)	48	Chairman of the Board of Directors
Ari Gendason (2)(3)(4)	45	Vice-Chairman of the Board of Directors
Peter G. Bradley (4)	60	Director
Beth L. Bronner (1)(2)(3)	68	Director
David Chemerow (1)(4)	68	Director

(1)	Current member of the Audit Committee.
(2)	Current member of the Compensation Committee.
(3)	Current member of the Nominating and Governance Committee.
(4)	Current member of the Executive Committee.

Brent R. Rystrom has served as our director and as our chief executive officer since October 2018.  He served as our chief operating officer from January 2018 to October 2018 and as our chief financial officer from March 2017 to October 2018.  Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a director of research and senior financial analyst for several investment banking firms, including Piper Jaffray and Feltl & Company.  From 2009 until March 2017, Mr. Rystrom served as director of research for Feltl & Company, a regional investment banking firm headquartered in Minnesota, where he managed research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization.  Over his 11 years of service at Piper Jaffray, he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuters.  Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the customer advisory board of AgStar (now part of Compeer Financial), a $10 billion agricultural bank based in Minnesota.  Mr. Rystrom holds a degree in Business Finance from St. Thomas University.  The Board believes that Mr. Rystrom’s experience and financial background, including his investment banking experience, coupled with his tenure as our chief financial officer and chief executive officer, are the attributes, skills, experiences and qualifications that allow Mr. Rystrom to make a valuable contribution as one of our directors.

Brent D. Rosenthal has served as a director and non-executive chairman of the board since July 2016.  Mr. Rosenthal is the founder of Mountain Hawk Capital Partners, LLC, an investment fund focused on small and micro-cap equities in the food and technology media telecom (TMT) industries.  Mr. Rosenthal also serves as chairman of the board of directors of Comscore (NASDAQ: SCOR) and as an advisor to the board of directors of FLYHT Aerospace Solutions Ltd. (OTCX: FLYLF).  Previously, Mr. Rosenthal was an advisor to the board of directors of Park City Group (NASDAQ: PCYG), a food safety and supply chain software company from 2015 to 2018.  Mr. Rosenthal was a partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016.  Mr. Rosenthal served on the board of directors of Rentrak (NASDAQ: RENT) from 2008 to 2016 and as non-executive chairman of the board from 2011 to 2016.  He also served on the boards of directors of four privately-held Hispanic food companies.  Earlier in his career, Mr. Rosenthal was director of mergers and acquisitions for RSL Communications Ltd. and served emerging media companies for Deloitte.  Mr. Rosenthal is an inactive certified public accountant.  Mr. Rosenthal earned his Bachelor of Science degree from Lehigh University and Master of Business Administration degree from the S.C. Johnson Graduate School of Management at Cornell University.  The Board believes that Mr. Rosenthal’s experience investing in the food industry, independent board experience and business acumen are the attributes, skills, experiences and qualifications that allow Mr. Rosenthal to make a valuable contribution as one of our directors.  Mr. Rosenthal was appointed as chairman of the board and director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties, referenced in “Certain Relationships and Related Transactions.”

Ari Gendason has served as non-executive vice-chairman of the board since December 2019 and as a director since July 2016.  Mr. Gendason is senior vice president and chief investment officer at Continental Grain Company, a privately held global food and agriculture company.  He has been with Continental Grain Company since 2004.  At Continental Grain, Mr. Gendason has focused on investing in multiple sectors in the food and agriculture supply chain including protein production, agricultural processing, food manufacturing, restaurants and agricultural commodities.  He is a member of the board of directors of Wayne Farms LLC.  Mr. Gendason was formerly an associate at VantagePoint Venture Partners, an associate at Greenbridge Capital, an associate at RSL Communications and an investment banking analyst at CIBC Oppenheimer.  Mr. Gendason received both his Bachelor of Science degree in finance and accounting and his Master of Business Administration degree in finance from The Wharton School of the University of Pennsylvania.  The Board believes that Mr. Gendason’s extensive experience, business knowledge and financial expertise are the attributes, skills, experiences and qualifications that allow Mr. Gendason to make a valuable contribution as one of our directors.   Mr. Gendason was appointed director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties referenced in “Certain Relationships and Related Transactions.”  Mr. Gendason is also Continental Grain Company’s designee to our board as also referenced in “Certain Relationships and Related Transactions.”

Peter G. Bradley is a global business leader with more than 23 years of experience as an executive in consumer foods, dietary supplements, food ingredients and specialty chemicals.  Mr. Bradley has been a principal at Ingredient Insights (Insights), a strategic consulting business focused in food ingredients and specialty materials geared toward mergers and acquisitions activity, supporting new start-ups and providing diligence support for institutional investors since 2017.  He has been an operating partner at Arbor Investments, a specialized private equity firm that focuses exclusively on acquiring premier companies in the food, beverage and related industries since 2019.  From 2016 to 2017, as chairman of the board of Novel Ingredients (Novel), a technology driven provider of value-added ingredients and finished products to the U.S. dietary supplement industry, Mr. Bradley spearheaded the entry into finished consumer products and successfully guided Novel through the process that culminated in its acquisition by Innophos Holdings, Inc. (Innophos) in August 2017.  As chief executive officer of Novel from 2014 to 2016, he guided Novel’s transition from an owner-managed business into a successful private equity portfolio company.  From 2009 to 2013, Mr. Bradley was chief executive officer of Warwick International Group, a specialty chemical company manufacturing bleach activator for the global home care industry and distributing specialty chemicals in Southern Europe and Asia.  Prior to Warwick, Mr. Bradley was with Sensient Technologies Corporation (NYSE: SXT), in various executive management positions from 2003 to 2009. Mr. Bradley holds a bachelor’s degree in Business Studies from Manchester University (Finance and Marketing Majors) and a Post Graduate Diploma in Marketing from Manchester Business School.  The Board believes that Mr. Bradley’s extensive experience in consumer foods, dietary supplements and food ingredients coupled with his history of successful expansion into new markets are the attributes, skills, experiences and qualifications that allow Mr. Bradley to make a valuable contribution as one of our directors.

Beth L. Bronner has served as a director since July 2016.  Ms. Bronner is an independent investor and was managing director at Mistral Equity Partners, a private equity firm that specializes in the consumer and food sector from 2006 to 2015.  Ms. Bronner also has served as president of Revlon Professional, North America, president of the health division at Sunbeam, vice president, consumer market/business markets at AT&T, and senior vice president and chief marketing officer of the consumer/retail business at Citibank.  Ms. Bronner also served as global chief marketing officer of Beam Spirits and Wine.  Ms. Bronner is a former member of the board of directors of Jamba, Inc. (2009 to 2012) (NASDAQ: JMBA), Assurant, Inc. (1994 to 2011) (AIZ/NYSE) and Hain Celestial Group, Inc. (1993 to 2010) (NASDAQ: HAIN).  Ms. Bronner is a member of The Committee of 200 International Women’s Forum and The Chicago Network.  She currently serves on the boards of several not-for-profit organizations including the President’s Advisory Council of Vassar College.  Ms. Bronner received a Bachelor of Arts degree from Vassar College and a Master of Business Administration degree from The University of Chicago.  The Board believes that Ms. Bronner’s experience (i) in change management, business turnaround, organization restructuring high-performance team building and brand building (ii) her experience as a senior executive and private equity investor and (iii) service on the boards of several multi-billion dollar companies are the attributes, skills, experiences and qualifications that allow Ms. Bronner to make a valuable contribution as one of our directors.  Ms. Bronner was appointed director under the terms of a July 2016 settlement agreement with LF-RB Management, LLC and certain other parties referenced in “Certain Relationships and Related Transactions.”

David Chemerow has served as a director since October 2018.  From August 2016 to September 2017, Mr. Chemerow served as the chief financial officer and treasurer of Comscore, Inc., a digital data and analytics company, and from January 2016 to August 2016, Mr. Chemerow served as the chief revenue officer of Comscore, Inc. Mr. Chemerow served as the chief operating officer and chief financial officer of Rentrak Corporation, a media measurement and advanced consumer targeting company, from October 2009 until Rentrak Corporation was merged into comScore, Inc. in January 2016.  Prior to 2009, Mr. Chemerow served in senior executive roles in several companies. Mr. Chemerow previously served as the non-executive chairman of the Board of Playboy Enterprises, Inc. and is a member of the board of directors of Dunham’s Athleisure Corporation, a sporting goods retailer.  Mr. Chemerow serves on the board of The Martha’s Vineyard Playhouse, a non-profit theatre.  Mr. Chemerow is a member and board leadership fellow of the National Association of Corporate Directors.  Mr. Chemerow is a graduate of Dartmouth College and holds an MBA from The Amos Tuck School.  The Board believes that Mr. Chemerow’s extensive experience, business knowledge and experience as CFO of several public companies are the attributes, skills, experiences and qualifications that allow Mr. Chemerow to make a valuable contribution as one of our directors.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until the director’s successor has been elected and qualified.

Board Leadership Structure

The Board does not have a policy, one way or the other, with respect to whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the nonemployee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.  Currently, Mr. Rosenthal, an independent director, serves as chairman of the Board.

Risk Oversight

Our Board of Directors is currently comprised of six (6) directors, five of whom are independent.  The Board has four standing committees with separate chairs - Audit, Compensation, Nominating and Governance, and Executive.  A majority of the members of each standing committee are independent directors.  Our Audit Committee is responsible for overseeing risk management and on at least an annual basis reviews and discusses with management policies and systems pursuant to which management addresses risk, including risks associated with our audit, financial reporting, internal control, disclosure control, legal and regulatory compliance, and investment policies.  Our Audit Committee also serves as the contact point for employees to report corporate compliance issues.  Our Audit Committee regularly reviews with our Board any issues that arise in connection with such topics.  Our full Board regularly engages in discussions of risk management to assess major risks facing the Company and review options for their mitigation.  Each of our Board committees also considers the risk within its area of responsibilities.  For example, our Compensation Committee periodically reviews enterprise risks to ensure that our compensation programs do not encourage excessive risk-taking and our Nominating and Governance Committee oversees risks related to governance issues.

Board Independence

Our Board annually determines the independence of each director, based on the independence criteria set forth in the listing standards of the Marketplace Rules of NASDAQ.  In making its determinations, the Board considers all relevant facts and circumstances brought to its attention as well as information provided by the directors and a review of any relevant transactions or relationships between each director or any member of his or her family, and the Company, its senior management or our independent registered public accounting firm.  Based on its review, the Board determined that Peter G. Bradley, Beth L. Bronner, David Chemerow, Ari Gendason and Brent D. Rosenthal are each independent under the NASDAQ criteria for independent board members.

Board Meetings and Committee Meetings

During 2019, the Board held nine (9) meetings and each current director attended at least 75% of those meetings during the period that he or she was a director.  Our Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time, as appropriate.  Our Board has delegated various responsibilities and authority to its committees as generally described below.  The committees will regularly report on their activities and actions to the Board.

Audit Committee

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.  The members of the Audit Committee are Beth L. Bronner, David Chemerow and Brent D. Rosenthal.  Each member of the Audit Committee is independent under Nasdaq’s independence standards for audit committee members.  The Board has determined that each member of the Audit committee is an “audit committee financial expert”, as defined by the rules of the SEC.  The charter of the Audit Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Audit Committee met ten times in 2019 and each current director attended at least 75% of those meetings during the period that he or she was a committee member.

Compensation Committee

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board stock option grants for our executive officers.  The members of the Compensation Committee are Beth L. Bronner, Ari Gendason and Brent D. Rosenthal and each member is independent under Nasdaq’s independence standards for compensation committee members.  Our chief executive officer often makes recommendations to the Compensation Committee and the Board concerning compensation of other executive officers.  The Compensation Committee seeks input on certain compensation policies from the chief executive officer.  The charter of the Compensation Committee is available on our website at www.ricebrantech.com on the Investor Relations page.

In fulfilling its duties and responsibilities, the Compensation Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Compensation Committee's independent executive compensation consultant.  The Committee at all times exercises independent discretion in its executive compensation decisions.  The Compensation Committee met three (3) times in 2019 and each current director attended at least 75% of those meetings during the period that he or she was a committee member.

The Compensation Committee, through its outside legal counsel, has engaged Mercer, a leading global independent human resources and compensation consulting firm, to provide assistance and guidance to the Compensation Committee on executive officer and director compensation matters.  Use of this outside consultant is an important component of the compensation setting process, as it will further enable the Compensation Committee to make informed decisions based on market data and practices.  Mercer reports directly to the Compensation Committee.  The Compensation Committee has sole authority for the appointment, removal, replacement, compensation, and oversight of Mercer for executive officer and director compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for matters relating to the corporate governance of our Company and the nomination of members of the Board and committees thereof.  The members of the Nominating and Governance Committee are Beth L. Bronner, Ari Gendason and Brent D. Rosenthal, and each member is independent under Nasdaq’s independence standards.  The charter of the Nominating and Governance Committee is available on our website at www.ricebrantech.com on the Investor Relations page.  The Nominating and Governance Committee met three (3) times in 2019 and each current director attended at least 75% of those meetings during the period that he was a committee member.

Nomination Process

In evaluating potential candidates for membership on the Board, the Nominating and Governance Committee may consider such factors as it deems appropriate.  These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.  While the Nominating and Governance Committee has not established any specific minimum qualifications for director nominees, the Nominating and Governance Committee believes that demonstrated leadership, as well as significant years of service in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as our director.  Upon the identification of a qualified candidate, the Nominating and Governance Committee selects, or recommends for consideration by the full Board, the nominee for the election of directors to the Board.

Although we do not have a formal policy in place, we consider diversity, among other factors, to identify our nominees for the Board. We view diversity broadly to include diversity of experience, skills and viewpoint as well as more traditional diversity concepts.  In sum, we strive to assemble a diverse Board that is strong in its collective knowledge and that also consists of individuals who bring a variety of complementary attributes and skills to the Board such that the Board, taken as a whole, has the necessary and appropriate skills and experience to provide an enriched environment.  The needs of the Board and the factors that the Nominating and Governance Committee considers in evaluating candidates are reassessed on an annual basis, when the committee’s charter is reviewed.

The Nominating and Governance Committee will consider nominees recommended by shareholders.  Any shareholder may make recommendations to the Nominating and Governance Committee for membership on the Board by sending a written statement of the qualifications of the recommended individual to: Secretary, RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380.  Such recommendations should be received no later than sixty (60) days prior to the annual meeting for which the shareholder wishes his or her recommendation to be considered.  The Board will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates, including the following criteria:

•	Directors should be of the highest ethical character and share values that reflect positively on themselves and us.
•	Directors should have reputations, both personal and professional, consistent with our image and reputation.
•	Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

The fact that a proposed director nominee meets some or all of the above criteria will not obligate the Nominating and Governance Committee to nominate or recommend the candidate for election to the Board in the proxy materials.

Executive Committee

The Executive Committee will (i) advise and assist the management with respect to operational matters, including sales, marketing, and other strategic initiatives as approved and directed by the Board (ii) take such actions as may be directed by the Board from time to time and (iii) exercise most Board powers during periods between Board meetings.  In performing its responsibilities, the Executive Committee will have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors, including director search firms.  The members of the Executive Committee are Peter G. Bradley, David Chemerow, Ari Gendason and Brent D. Rosenthal.

Shareholder Communication Policy

Shareholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, who will forward the communication to the intended director or directors.  If the shareholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality.

Attendance of Directors at Annual Meetings of Shareholders

We have a policy of encouraging, but not requiring, directors to attend our annual meeting of shareholders.  All of our current directors who were directors at the time of the 2019 Annual Meeting of Shareholders attended such meeting.

Director Compensation

During 2019, the Compensation Committee engaged Mercer (through outside legal counsel) to review the current compensation of the executive management and directors.  Mercer is a leading global independent human resources and compensation firm.  After reviewing Mercer’s report with respect to Mercer’s compensation analysis methodology, compensation analysis results, peer company short and long-term incentive plan prevalence and equity plan design, the Compensation Committee approved the Mercer report in all material respects.  The Compensation Committee consults with Mercer when considering changes to director compensation.  Nonemployee directors receive the following cash consideration for serving as directors and as members of committees of our Board:

	General Board Service ($)	Audit Committee ($)	Nominating and Governance Committee ($)	Compen- sation Committee ($)	Executive Committee ($)
General board service - all directors	50,000	-	-	-	-
Service as Chairman of the Board	50,000	-	-	-	-
Committee Assignments:
Committee Chair	-	18,000	9,500	10,000	12,000
Members	-	8,000	4,500	5,000	12,000

We reimburse all directors for travel and other necessary business expenses incurred in the performance of director services and extend coverage to them under our directors and officers indemnity insurance policies.

In furtherance of implementing the Mercer report recommendations, the Compensation Committee determined that each nonemployee director automatically receives an annual fixed grant in the form of Common Stock under the 2014 Equity Incentive Plan.  The number of shares of Common Stock is determined in accordance with the 2014 Equity Incentive Plan using a 5-day volume weighted average price per share.  In 2019, the grant value, based on that 5-day volume weighted average, was $100,000 to the chairman and $50,000 to each other nonemployee director.  The annual grant is made on the date of the annual shareholder meeting.  If a director becomes a member of the Board after the annual grant, the director will receive a pro rata portion of the fixed annual grant based upon the months remaining in the year after the director was elected.

Director Compensation Table

The following director compensation table sets forth summary information concerning the compensation paid to our nonemployee directors in 2019 who served on the Board during the year.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Stocks Awards ($) (3)	All Other Compen- sation ($)	Total ($)
Peter G Bradley (4)	23,833	-	46,176	-	70,009
Beth L. Bronner	68,000	-	48,257	-	116,257
David Chemerow	75,000	-	48,257	-	123,257
Ari Gendason	71,500	-	48,257	-	119,757
David Goldman (5)	51,875	-	96,857	-	148,732
Baruch Halpern (5)	37,500	-	115,757	-	153,257
Henk W. Hoogenkamp (6)	29,750	-	-	-	29,750
Brent D. Rosenthal	126,500	-	96,514	-	223,014

(1)
Amounts shown in this column reflect the annual aggregate dollar amount of all cash fees earned for 2019 services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)	As of December 31, 2019, the aggregate shares under options outstanding awarded to each director are as follows: 6,563 to David Goldman and 6,996 to Baruch Halpern.
(3)
Stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period.  Stock awards for Mr. Goldman and Mr. Halpern include 36,000 and 50,000 shares of Common Stock, respectively, granted December 19, 2019, under the 2014 Equity Incentive Plan with a grant date fair value of $1.35 per share.  The remainder of stock awards consist of grants under our 2014 Equity Incentive Plan in June 2019 (except for Mr. Bradley which was July 2019) which vest on the earlier of (i) June 19, 2020, or (ii) one day prior to the next annual shareholder meeting.  The number of shares of Common Stock were determined using a volume weighted average price per share at the grant date ($2.86 per share, except the grant for Mr. Bradley which was $3.02 per share) rather than grant date fair value.  The grants were 16,873 shares to each of directors Beth L. Bronner, Ari Gendason, David Goldman, Baruch Halpern and Henk W. Hoogenkamp; 33,746 shares to Brent D. Rosenthal and 15,290 shares to Peter G. Bradley.  As of December 31, 2019, the aggregate number of shares which have been awarded to each director for board service are as follows: 15,290 to Peter G. Bradley, 120,267 to Beth L. Bronner, 28,090 to David Chemerow, 120,267 to Ari Gendason, 184,566 to David Goldman, 198,566 to Baruch Halpern, 131,693 to Henk W. Hoogenkamp and 315,927 to Brent D. Rosenthal.

(4)	Mr. Bradley became a director in July 2019.
(5)	Mr. Goldman and Mr. Halpern each resigned as our director in December 2019.
(6)
Mr. Hoogenkamp was not nominated for reelection to the Board in June 2019.  On June 19, 2019, we issued Mr. Hoogenkamp 16,873 shares of Common Stock under a one-year consulting agreement.  The grant date fair value of those shares, $48,257, is not included in the table above.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees.  Any waivers of any provision of this code for our directors or officers may be granted only by the Board or a committee appointed by the Board.  Any waivers of any provisions of this code for an employee or a representative may be granted only by our chief executive officer or principal accounting officer.  We will provide any person, without charge, a copy of this Code. Requests for a copy of the code may be made by writing to RiceBran Technologies at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, Attention: Secretary.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL TWO

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Our board of directors has unanimously approved, subject to shareholder approval, an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 150,000,000 (Common Stock Amendment) for general corporate purposes.

If the Common Stock Amendment is approved by our shareholders at the Annual Meeting, we intend to cause it to become effective as soon as practicable following the Annual Meeting.  The Common Stock Amendment would become effective upon the filing of the Certificate of Amendment (in the form attached as Appendix A) with the Secretary of State of California.

Shares Currently Outstanding or Reserved

Our articles of incorporation currently authorize us to issue 50,000,000 shares of common stock.  As of March 31, 2020, 40,092,017 shares of common stock were issued and outstanding and 9,352,706 shares of common stock were reserved for issuance upon the exercise of outstanding stock options and warrants, conversion of convertible preferred stock, and vesting of restricted stock units.  As a result, as of March 31, 2020, we had 555,277 unissued or unreserved shares of common stock that we may be authorized to issue under our articles of incorporation (2,317,355 shares are specifically reserved for awards issued under our 2014 Equity Incentive Plan).  In addition to the above, we may issue additional shares of our common stock following the date of this proxy statement.

Rationale for Proposed Charter Amendment

Our Board has determined that an increase to 150,000,000 authorized common stock will give us greater flexibility for possible future financings, joint ventures and/or mergers and acquisitions of the businesses or assets of other companies.  Without such increase, we may be required to obtain shareholder approval to increase our authorized shares in connection with such transactions which may delay, perhaps substantially, or even cause the loss of, a transaction.

In addition, without an increase in our authorized shares of common stock, we may be constrained in our ability to use equity as a component of compensation to attract and retain key personnel under any future employee stock benefit plans.  Our Board believes that these types of grants are essential to attract, retain and motivate employees.

If the Common Stock Amendment is approved, the additional 100,000,000 shares of common stock that would be authorized would be available for issuance without further shareholder action, unless such action is otherwise required by California law, Nasdaq or any stock exchange on which our common stock is listed or quoted.  Such shares could be issued directly, or could be reserved for issuance and then issued pursuant to the exercise of warrants or options, or conversion of preferred stock or convertible promissory notes, that could be granted or issued in the future.  In addition, the Company could enter into agreements before the Annual Meeting to issue such shares after the Annual Meeting if our shareholders approve the Common Stock Amendment.  In the event that our Board determines to issue additional shares of common stock, it intends, in accordance with its fiduciary duties, to issue any such shares on terms that it considers to be in the best interests of the Company and our shareholders.

Effects of the Increase in Authorized Common Stock

The additional authorized shares would be part of the existing class of our common stock and would not affect the terms of our outstanding common stock or the rights of the holders of our common stock.  Current shareholders will not have automatic rights to purchase any of the additional authorized shares to maintain their proportionate equity interests in the Company.

Dilution.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  In addition, the issuance or potential issuance of additional shares of common stock may have a depressive effect on the market price of our common stock.

Anti-Takeover.  The increase in the authorized number of shares of common stock could have possible anti-takeover effects.  These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely.  The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some shareholders.  The Board does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

No Appraisal Rights.  Our shareholders are not entitled to dissenters’ or appraisal rights under California corporate law with respect to the proposed amendment to our articles of incorporation to increase the authorized number of shares, and we will not independently provide the shareholders with any such right.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL THREE

APPROVAL OF OUR AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN

The Board has approved, subject to the approval of its shareholders, an Amended and Restated 2014 Equity Incentive Plan (Restated 2014 Plan) in order to provide more flexibility to the Board in issuing awards under the plan by removing mandatory vesting provisions required in the current 2014 Equity Incentive Plan. The current 2014 Equity Incentive Plan requires, subject to certain exceptions, that any performance-based awards have a minimum of one year vesting and any time-based awards have a minimum of three years vesting.  The Restated 2014 Plan removes these vesting restrictions in order to provide the plan administrator additional flexibility in issuing awards. Unless terminated sooner or as otherwise set forth below, the Restated 2014 Plan will remain in effect for a period of 10 years following shareholder approval at the Annual Meeting.  The proposed Restated 2014 Plan will not increase the number of shares reserved for future issuance beyond what the shareholders had previously approved in 2018 when shareholders approved amendments to the current 2014 Equity Incentive Plan.

If approved by the shareholders, the Restated 2014 Plan will be effective as of the date of the Annual Meeting.  If shareholders do not approve this proposal, the Restated 2014 Plan will not take effect and our current 2014 Equity Incentive Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their eligibility to receive equity awards under the Restated 2014 Plan.  A description of the material provisions of the Restated 2014 Plan is included below and the 2014 Restated Plan is attached as Appendix B to this document.

Amended and Restated 2014 Equity Incentive Plan

The Board adopted our 2014 Equity Incentive Plan in August 2014, after the 2014 Equity Incentive Plan was approved by our shareholders.  A total of 1,600,000 shares of Common Stock were initially reserved for issuance under the 2014 Equity Incentive Plan.  In June 2017, our shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Equity Incentive Plan by 1,700,000 shares.  In June 2018, shareholders approved an increase to the number of shares of Common Stock reserved for issuance under the 2014 Equity Incentive Plan by 3,000,000 shares for an aggregate total of 6,300,000 shares.  As of March 31, 2020, awards for the purchase of 3,982,645 shares of Common Stock had been granted, and remain outstanding, and 2,317,355 shares of Common Stock were reserved for future grants under the 2014 Equity Incentive Plan.

The Restated 2014 Plan will become effective, if approved by our shareholders, on the date of our Annual Meeting.  The Restated 2014 Plan provides for the award of both incentive stock options, which are intended to qualify for favorable tax treatment under Section 422 of the Code, and nonqualified stock options, as well as for the award of stock appreciation rights or SARs, restricted stock awards or RSAs, and restricted stock units or RSUs.  Pursuant to the Restated 2014 Plan, incentive stock options may be granted only to our employees.  We may grant all other types of awards to our employees, directors and consultants.  There are 6,300,000 shares of our common stock reserved under the Restated 2014 Plan.

Administration.    Our Restated 2014 Plan will be administered by our compensation committee or by our Board acting in place of our compensation committee.  Subject to the terms and conditions of the Restated 2014 Plan, the administrator will have the authority, among other things, to select the persons to whom awards may be granted, construe and interpret the Restated 2014 Plan as well as to determine the terms of such awards and prescribe, amend and rescind the rules and regulations relating to the plan or any award granted thereunder.  The Restated 2014 Plan provides that the administrator may delegate its authority, including the authority to grant awards, to one or more executive officers to the extent permitted by applicable law, provided that awards granted to non-employee directors may only be determined by our board of directors.

Options.    The Restated 2014 Plan provides for the grant of both incentive stock options intended to qualify under Section 422 of the Code, and non-statutory stock options to purchase shares of our common stock at a stated exercise price.  Incentive stock options may only be granted to employees, including officers and directors who are also employees.  The exercise price of stock options granted under the Restated 2014 Plan must be at least equal to the fair market value of our common stock on the date of grant.  Incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% the fair market value of our common stock on the date of grant. Subject to stock splits, recapitalizations or similar events, no more than 6,300,000 shares may be issued pursuant to the exercise of incentive stock options granted under the Restated 2014 Plan.

Options may vest based on service or achievement of performance conditions, as determined by the administrator.  The administrator may provide for options to be exercised only as they vest or to be immediately exercisable, with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest.  The maximum term of options granted under the Restated 2014 Plan is ten years from the date of grant, except that the maximum permitted term of incentive stock options granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.

Restricted Stock Awards.    An RSA is an offer by us to grant or sell shares of our common stock subject to restrictions, which may lapse based on the satisfaction of service or achievement of performance conditions.  The price, if any, of an RSA will be determined by the administrator.  Holders of RSAs, unlike holders of options, will have the right to vote and any dividends or stock distributions paid pursuant to RSAs will be accrued and paid when the restrictions on such shares lapse.  Unless otherwise determined by the administrator, vesting will cease on the date the participant no longer provides services to us and unvested shares may be forfeited to or repurchased by us.

Stock Appreciation Rights.    An SAR provides for a payment, in cash or shares of our common stock (up to a specified maximum of shares, if determined by the administrator), to the holder based upon the difference between the fair market value of our common stock on the date of exercise and a predetermined exercise price, multiplied by the number of shares.  The exercise price of an SAR must be at least the fair market value of a share of our common stock on the date of grant.  SARs may vest based on service or achievement of performance conditions.  SARs may not have a term that is longer than ten years from the date of grant.

Restricted Stock Units.    RSUs represent the right to receive the value of shares of our common stock at a specified date in the future, and may be subject to vesting based on service or achievement of performance conditions and may be settled in cash, shares of our common stock or a combination of both.  No RSU may have a term that is longer than ten years from the date of grant.

Performance Awards.    Performance awards granted pursuant to the Restated 2014 Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of our common stock that may be settled in cash, property or by issuance of those shares, subject to the satisfaction or achievement of specified performance conditions.

Stock Bonus Awards.    A stock bonus award provides for payment in the form of cash, shares of our common stock or a combination thereof, based on the fair market value of shares subject to such award as determined by the administrator.  The awards may be granted as consideration for services already rendered, or at the discretion of the administrator, may be subject to vesting restrictions based on continued service or performance conditions.

Dividend Equivalents Rights.    Dividend equivalent rights may be granted at the discretion of the administrator, and represent the right to receive the value of dividends, if any, paid by us in respect of the number of shares of our common stock underlying an award. Dividend equivalent rights will be subject to the same vesting or performance conditions as the underlying award and will be paid only when the underlying award has become fully vested.  Dividend equivalent rights may be settled in cash, shares or other property, or a combination of thereof as determined by the administrator.

In the event of a change of control of the Company, any or all outstanding awards may be (i) continued by the Company, if the Company is the successor entity; or (ii) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent awards (including, but not limited to a payment in cash or other right to acquire the same consideration paid to shareholders of the Company upon a change of control).  In the event a successor corporation refuses to assume or substitute outstanding awards, then each such award will become fully vested and, as applicable, exercisable, immediately prior to the consummation of the proposed change of control.  For purposes of the foregoing, any awards subject to outstanding performance-based criteria that are not assumed will be deemed earned and vested at 100% of target level (or based on actual achievement if greater) unless otherwise indicated in an applicable award agreement.  Notwithstanding the foregoing, in the event of a change in control, any outstanding awards granted to our non-employee directors under the Restated 2014 Plan will become vested and exercisable, as applicable, immediately prior to the consummation of the change in control.

Adjustment.    In the event of a change in the number of outstanding shares of our common stock without consideration by reason of a stock dividend, extraordinary dividend or distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation reclassification, spin-off or similar change in our capital structure, proportional adjustments will be made to the number of shares reserved for issuance under the Restated 2014 Plan; the exercise prices, number and class of shares subject to outstanding options or SARs; the number and class of shares subject to other outstanding awards; and any applicable maximum award limits with respect to incentive stock options subject to any required action by the Board or our shareholders and compliance with applicable laws.

Clawback; Transferability.    All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by our board of directors or required by law during the term of service of the participant, to the extent set forth in such policy or applicable agreement.  Except in limited circumstances, awards granted under the Restated 2014 Plan may generally not be transferred in any manner other than by will or by the laws of descent and distribution.

Amendment and Termination.    Our board of directors or compensation committee may amend the Restated 2014 Plan at any time, subject to shareholder approval as may be required.  The Restated 2014 Plan will terminate ten years from the date our shareholder approve the restated 2014 Plan, unless it is terminated earlier by our board of directors.  No termination or amendment of the Restated 2014 Plan may adversely affect any then-outstanding award without the consent of the affected participant, except as is necessary to comply with applicable laws.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE OUR AMENDED AND RESTATED 2014 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), our shareholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Please read the “Executive Compensation” section of this proxy statement for additional details about our executive compensation program.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders.  The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON A NONBINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

RSM US LLP has been appointed by the Audit Committee to continue as our registered public accountants for the fiscal year ending December 31, 2020.  Shareholder ratification of RSM US LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise.  The Board is seeking such ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection of RSM US LLP as our independent public accountants, the Audit Committee will consider whether to retain that firm for the year ending December 31, 2020.  Even if the selection is ratified, we may appoint a different independent public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of us and our shareholders.  We expect a representative of RSM US LLP to be present at the Annual Meeting or otherwise be available to make a statement or respond to questions.

Fees Billed by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firm, RSM US LLP.

	2019	2018
Audit fees	$340,000	$345,000
Audit-related fees	68,000	333,000
Tax fees	-	-
All other fees	-	-
Total	$408,000	$678,000

Audit fees

Audit fees are for services related to the audit of our financial statements, review of financial statements included in our quarterly reports on Form 10-Q, consents and assistance with other filings.

Audit-related fees

Audit-related fees in 2019 relate to consents and comfort letters provided in connection with filings on Form S-3.  Audit-related fees in 2018 relate to audits of the financial statements of an entity acquired in 2019, which financial statements were filed with our current report on Form 8-K/A.

Tax fees

There were no tax fees in 2019 or 2018.

All other fees

There were no other fees in 2019 or 2018.

Pre-Approval Policies

Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm for such services.  All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporation by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board for the fiscal year ended December 31, 2019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management.

The committee discussed with RSM US LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The committee also received the written disclosures and the letter from RSM US LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the independent accountant’s communications with the committee concerning independence, and has discussed with RSM US LLP the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors

David Chemerow, Chairman
Beth L. Bronner
Brent D Rosenthal

EXECUTIVE OFFICERS

Brent R. Rystrom, 56, has served as our director and as our chief executive officer since October 2018.  He served as our chief operating officer from January 2018 to October 2018 and as our chief financial officer from March 2017 to October 2018.  Mr. Rystrom brings over 25 years of business finance experience, including over 20 years of service as a director of research and senior financial analyst for several investment banking firms, including Piper Jaffray and Feltl & Company.  From 2009 until March 2017, Mr. Rystrom served as director of research for Feltl & Company, a regional investment banking firm headquartered in Minnesota, where he managed research, institutional sales, and trading departments while providing research coverage on consumer products, retail and agriculture companies ranging from micro to large capitalization.  Over his 11 years of service at Piper Jaffray, he was named a Wall Street Journal “Best on the Street” analyst and a “Top 10” Retailing Industry Analyst from Reuters.  Since 1997, Mr. Rystrom has also successfully acquired and managed a large portfolio of personal agricultural real estate assets, and from 2011 through 2015, he served on the customer advisory board of AgStar (now part of Compeer Financial), a $10 billion agricultural bank based in Minnesota.  Mr. Rystrom holds a degree in Business Finance from St. Thomas University.

Todd T. Mitchell, 53, has served as our chief financial officer since July 2019 and our executive vice president from May 2019 to June 2019.  From 2015 until 2019, Mr. Mitchell served as chief financial officer of the Park City Group, Inc. (NASDAQ: PCYG).  Mr. Mitchell served as a director of research for Brean Capital LLC from 2012 to 2015, after working as a research analyst at various Wall Street firms for 12 years, focusing on technology companies.  Mr. Mitchell earned a Master of Business Administration and a Master of Economics from George Washington University, and a Bachelor of Arts from Vassar College.

EXECUTIVE COMPENSATION

Compensation Philosophy

Our Compensation Committee is charged with the evaluation of the compensation of our executive officers and to assure that they are compensated effectively in a manner consistent with our compensation strategy and resources, competitive practice, and the requirements of the appropriate regulatory bodies.

Our compensation philosophy has the following basic components: (i) establish competitive base salaries to attract qualified talent, and (ii) evaluate performance and grant performance-based bonuses that may include equity and cash components.  We try to establish executive compensation base salaries to allow us to remain competitive in our industry and to attract and retain executives of a high caliber.  Similarly, we try to align a component of annual compensation to performance and achievement of our objectives in an effort to retain highly motivated executives who are focused on performance.  We review other public reports and consider the compensation paid to executives at similarly situated companies, both within and outside of our industry, when determining and evaluating our compensation philosophy and compensation levels.  Our performance, including, but not limited to, earnings, revenue growth, cash flow, and continuous improvement initiatives, is a significant part of our evaluation and compensation levels.

In 2019, the Compensation Committee engaged Mercer (through outside legal counsel) to benchmark the compensation of executive officers and gather market information regarding short and long-term incentive practices.  Comparable market data was gathered from published surveys and a peer group of publicly-traded companies similar in size and industry to the Company.  After review and consideration of the Mercer report, the Board’s Compensation Committee approved the recommendations made regarding both the cash and equity compensation.  The information provided to the Compensation Committee was utilized and continues to be utilized to set appropriate pay levels and long-term incentive awards for executive officers.  The Compensation Committee consults with Mercer when considering changes to executive compensation.

Summary Compensation Table

The following table sets forth all compensation awarded, earned or paid for services rendered to us in all capacities during fiscal year 2019 and 2018 to (i) each person who served as our chief executive officer during fiscal 2019; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2019 and whose total compensation for such year exceeded $100,000; and (iii) up to two additional individuals for whom disclosures would have been provided in this table, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2019 (sometimes referred to collectively as the “named executive officers”).

Name and Principal Position (1)	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($)(2)(3)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (4)	Total ($)

Brent R. Rystrom, Chief Executive Officer and President	2019	335,000	-	134,666	52,624	-	8,250	530,540
	2018	263,308	140,000	328,410	160,255	-	45,951	937,924

Todd T. Mitchell, Chief Financial Officer	2019	134,673	26,000	132,000	98,750	-	12,169	403,592
	2018	-	-	-	-	-	-	-

Dennis A. Dykes, former Chief Financial Officer	2019	105,000	-	109,174	20,766	-	43,651	278,591
	2018	171,539	85,600	212,112	210,300	-	27,567	707,118

(1)
As discussed further in the “Narrative Disclosure to the Summary Compensation Table” the named executive officers held various positions in 2019 and 2018.  Mr. Mitchell began employment in May 2019.  Mr. Dykes’s employment terminated in June 2019.

(2)
Option and stock awards are reported at grant date fair value, if awarded in the period, and at incremental fair value, if modified in the period. The assumptions used to calculate the fair value of option awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for 2019.

(3)	Stock awards include shares of Common Stock and restricted stock units (RSUs) granted under the 2014 Plan.
(4)	All other compensation consists of the amounts for the years indicated:

	2019
	Mr. Rystrom ($)	Mr. Mitchell ($)	Mr. Dykes ($)
401(k) safe harbor contribution	8,250	2,169	7,840
Unused vacation paid at termination	-	-	35,811
Relocation cost reimbursements	-	10,000	-
Total	8,250	12,169	43,651

	2018
	Mr. Rystrom ($)	Mr. Mitchell ($)	Mr. Dykes ($)
401(k) safe harbor contribution	8,250	-	6,226
Relocation cost reimbursements	37,701	-	21,341
Total	45,951	-	27,567

Narrative Disclosure to the Summary Compensation Table

The following is a brief description of the compensation arrangements we have with each of the named executive officers and other compensation. All the Common Stock, stock option and RSU grants described below were made pursuant to the 2014 Plan.

Brent R. Rystrom, Chief Executive Officer and President

Mr. Rystrom began employment and was appointed chief financial officer in March 2017.  In January 2018, Mr. Rystrom was also appointed chief operating officer.  Effective in October 2018, he was appointed chief executive officer.  Mr. Rystrom’s initial annual salary was $200,000, increased to $225,000 in January 2018, increased to $274,000 in October 2018 and increased to $335,000 in January 2019.

In March 2017, we entered into an employment agreement with Mr. Rystrom which was amended and restated in October 2018.  The term of Mr. Rystrom’s employment agreement renews automatically for successive one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement. Mr. Rystrom received a signing fee of $25,000 and we agreed to reimburse Mr. Rystrom for relocation expenses up to $40,000.

Mr. Rystrom is currently eligible to participate in any bonus program that we adopted applicable to our senior officers.  Mr. Rystrom is eligible to earn an annual cash bonus of up to 60% of his annual salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee.  Mr. Rystrom earned an annual bonus of $80,000 for 2017, which was paid in 2018.  Mr. Rystrom earned an annual bonus of $140,000 for 2018, which was paid in 2019.

In April 2017, the Board granted Mr. Rystrom a stock option to purchase up to 60,000 shares of Common Stock at an exercise price of $0.85 per share, which vests and becomes exercisable in four equal annual installments ending April 6, 2021.

In June 2017, the Board granted Mr. Rystrom RSUs on 425,000 shares of Common Stock which were cancelled as to 255,000 share in January 2018 and as to 170,000 shares in March 2020.  The 425,000 shares of Common Stock subject to the 2017 RSUs vested based upon a vesting price equal to the volume weighted average trading price of our Common Stock over sixty-five consecutive trading days.  Each RSU’s shares vested (i) 10% if the vesting price equals or exceeds $5.00 per share, (ii) 30% if the vesting price equals or exceeds $10.00 per share and (iv) 60% if the vesting price equals or exceeds $15.00 per share.

In July 2017, the Board granted Mr. Rystrom 13,354 shares of Common Stock.

In January 2018, the Board granted Mr. Rystrom a stock option to purchase up to 44,507 shares of Common Stock at an exercise price of $1.42 per share, which vests and becomes exercisable in four equal annual installments ending January 24, 2022.

In January 2018, the Board granted Mr. Rystrom 11,127 shares of Common Stock.

In October 2018, the Board granted Mr. Rystrom a stock option to purchase up to 150,000 shares of Common Stock at an exercise price of $2.86 per share, which vests and becomes exercisable in four equal annual installments ending October 1, 2022.

In October 2018, the Board granted Mr. Rystrom additional RSUs which were cancelled in March 2020.  The 330,000 shares of Common Stock subject to the RSUs vested based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  The RSU shares vested as to (i) 7,500 shares if the vesting price equals or exceeds $5.00 per share, (ii) 22,500 shares if the vesting price equals or exceeds $10.00 per share and (iii) 300,000 shares on the later of (a) October 1, 2019 and (b) the date the vesting price equals or exceeds $15.00 per share.

In January 2019, the Board granted Mr. Rystrom 16,343 shares of Common Stock.

In January 2019, the Board granted Mr. Rystrom a stock option to purchase up to 65,372 shares of Common Stock at an exercise price of $3.28 per share, which vests and becomes exercisable in four equal annual installments ending January 29, 2023.

In January 2020, the Board granted Mr. Rystrom a stock option to purchase up to 258,455 shares of Common Stock at an exercise price of $1.23 per share, which vests and becomes exercisable in four equal annual installments ending January 28, 2024.

In March 2020, the Board granted Mr. Rystrom a stock option to purchase up to 40,000 shares of Common Stock at an exercise price of $1.11 per share, which vests and becomes exercisable in four equal annual installments ending March 31, 2024.

Todd T. Mitchell, Chief Financial Officer

Mr. Mitchell was initially employed by us in May 2019 and was appointed chief financial officer effective June 30, 2019.  Mr. Mitchell’s initial and current annual salary is $235,000.

In May 2019, we entered into an employment agreement with Mr. Mitchell.  The term of Mr. Mitchell’s employment agreement renews automatically for successive one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement.  Mr. Mitchell is eligible to participate in any bonus program that we adopted applicable to our senior officers.  We agreed to pay Mr. Mitchell $10,000 for relocation expenses.

Mr. Mitchell is currently eligible to earn an annual cash bonus of up to 45% of his annual salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee.  Mr. Mitchell earned an annual bonus of $26,000 for 2019, which was paid in 2020.

In May 2019, the Board granted Mr. Mitchell a stock option to purchase up to 75,000 shares of Common Stock at an exercise price of $2.90 per share, which vests and becomes exercisable as to 25% of the option shares on May 28, 2020, and as to the remainder of the options shares in thirty-six equal monthly installments ending May 28, 2023.

In May 2019, the Board granted Mr. Mitchell RSUs which were cancelled in March 2020.  The 125,000 shares of Common Stock subject to the RSUs vested based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  The RSU shares vested as to (i) 12,500 shares if the vesting price equals or exceeds $5.00 per share, (ii) 37,500 shares if the vesting price equals or exceeds $10.00 per share and (iii) 75,000 shares on the later of (a) October 1, 2019 and (b) the date the vesting price equals or exceeds $15.00 per share.

In January 2020, the Board granted Mr. Mitchell a stock option to purchase up to 86,200 shares of Common Stock at an exercise price of $1.23 per share, which vests and becomes exercisable in four equal annual installments ending January 28, 2024.

In March 2020, the Board granted Mr. Mitchell a stock option to purchase up to 22,000 shares of Common Stock at an exercise price of $1.11 per share, which vests and becomes exercisable in four equal annual installments ending March 31, 2024.

Dennis A. Dykes, former Chief Financial Officer

Mr. Dykes was initially employed by us in May 2014 and was appointed chief financial officer effective October 2018.  Mr. Dykes served as chief accounting officer from June 2017 to October 2018, vice president of accounting and compliance from May 2015 to June 2017.  Mr. Dykes’s annual salary was $130,000 in 2017 until it increased to $142,000 in June 2017.  Mr. Dykes’s salary increased to $160,000 in January 2018, $210,000 in October 2018 and $235,000 in January 2019.  Mr. Dykes employment terminated effective June 30, 2019.

In October 2018, we entered into an employment agreement with Mr. Dykes.  The term of Mr. Dykes’s employment agreement renewed automatically for successive one-year terms unless either party notifies the other party in writing at least ninety (90) days prior to the expiration of the then-effective term of such party’s intention not to renew the agreement.  Mr. Dykes was eligible to participate in any bonus program that we adopted applicable to our senior officers.

Mr. Dykes was eligible to earn an annual cash bonus of up to 45% of his annual salary based upon satisfaction of corporate and individual goals as determined by our Compensation Committee.  Mr. Dykes earned an annual bonus of $15,000 for 2017 and an additional stay bonus of $20,000 in 2017, which were paid in 2018.  Mr. Dykes earned an annual bonus of $85,600 for 2018, which was paid in 2019.

In April 2017, the Board granted Mr. Dykes a stock option to purchase up to 20,000 shares of Common Stock at an exercise price of $0.85 per share, which vested and became exercisable in four equal annual installments ending April 6, 2021, until the board approved accelerating the vesting of the option in June 2019.

In June 2017, the Board granted Mr. Dykes a stock option to purchase up to 10,000 shares of Common Stock at an exercise price of $0.91 per share, which vested and became exercisable in four equal annual installments ending June 21, 2021, until the board approved accelerating the vesting of the option in June 2019.

In July 2017, the Board granted Mr. Dykes 10,492 shares of Common Stock.

In January 2018, the Board granted Mr. Dykes a stock option to purchase up to 22,607 shares of Common Stock at an exercise price of $1.42 per share, which vested and became exercisable in four equal annual installments ending January 24, 2022, until the board approved accelerating the vesting of the option in June 2019.

In January 2018, the Board granted Mr. Dykes 5,652 shares of Common Stock.

In October 2018, the Board granted Mr. Dykes a stock option to purchase up to 100,000 shares of Common Stock at an exercise price of $2.86 per share which, prior to being forfeited as a result of  Mr. Dykes’s termination of employment, vested and became exercisable in four equal annual installments ending October 1, 2022.

In October 2018, the Board granted Mr. Dykes RSUs which were forfeited in June 2019 upon the termination of Mr. Dykes’s employment.  The 250,000 shares of Common Stock subject to the RSUs vested based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  The RSU shares vested as to (i) 25,000 shares if the vesting price equals or exceeds $5.00 per share, (ii) 75,000 shares if the vesting price equals or exceeds $10.00 per share and (iii) 150,000 shares on the later of (a) October 1, 2019 and (b) the date the vesting price equals or exceeds $15.00 per share.

In January 2019, the Board granted Mr. Dykes 6,449 shares of Common Stock.

In January 2019, the Board granted Mr. Dykes a stock option to purchase up to 25,795 shares of Common Stock at an exercise price of $3.28 per share which, prior to being forfeited as a result of  Mr. Dykes’s termination of employment, vested and became exercisable in four equal annual installments ending January 29, 2023.

In June 2019, in connection with his termination of employment, the board approved accelerating the vesting on the January 2018, June 2017 and April 2017 options, as mentioned above.  The increase in fair value of the awards resulting from the modification was $56,036.

Equity Compensation Arrangements

2010 Equity Incentive Plan

The Board adopted our 2010 Equity Incentive Plan (2010 Plan) in February 2010.  Under the terms of the 2010 Plan, we could grant options to purchase Common Stock and shares of Common Stock to officers, directors, employees or consultants providing services on such terms as were determined by the Compensation Committee.  On December 4, 2013, the Board determined that no additional grants will be made under the 2010 Plan.  The Compensation Committee administered the 2010 Plan, determined vesting schedules on plan awards and could accelerate the vesting schedules for award recipients.  The options granted under the 2010 Plan have terms of up to 10 years.  As of December 31, 2019, options to purchase a total of 23,737 shares were outstanding under the 2010 Plan.

2014 Equity Incentive Plan

The Board adopted our 2014 Equity Incentive Plan (2014 Plan) in August 2014, after the plan was approved by shareholders.  A total of 1,600,000 shares of Common Stock were initially reserved for issuance under the plan.  In June 2017, shareholders approved to increase the number of shares of Common Stock reserved for issuance under the 2014 Plan by 1,700,000 shares.  In June 2018, shareholders approved to increase the number of shares of Common Stock reserved for issuance under the 2014 Plan by 3,000,000 shares.  Under the terms of the plan, we may grant options to purchase Common Stock and shares of Common Stock to officers, directors, employees or consultants providing services on such terms as are determined by the Board.  Our Board administers the plan, determines vesting schedules on plan awards and may accelerate the vesting schedules for award recipients.  The options granted under the plan have terms of up to 10 years.  As of December 31, 2019, awards for the purchase of 4,236,719 shares had been granted and remain outstanding (stock options, stock and restricted stock and restricted stock units) and 2,063,281 shares were reserved for future grants under the 2014 Plan.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards

The following table provides information as of December 31, 2019, regarding equity awards held by each of our named executive officers.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($/sh)	Option Expiration Date	Equity Incentive Plan: Number of Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Brent R. Rystrom	(1)	-	-	-	-	500,000	735,000
	(2)	-	30,000	0.85	4/6/2027	-	-
	(3)	-	33,380	1.42	1/24/2028	-	-
	(4)	37,500	112,500	2.86	10/1/2028	-	-
	(5)	-	65,372	3.28	1/29/2029	-	-

Todd T. Mitchell	(6)	-	-	-	-	125,000	183,750
	(7)	-	75,000	2.90	5/28/2029	-	-

(1)
Represents shares subject to restricted stock units (RSUs) which vest based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  The RSU shares vest as to (i) 50,000 shares if the vesting price equals or exceeds $5.00 per share, (ii) 150,000 shares if the vesting price equals or exceeds $10.00 per share and (iii) 300,000 shares if the vesting price equals or exceeds $15.00 per share.  The RSUs were cancelled in March 2020.

(2)	Unvested shares vest and become exercisable in two equal annual installments ending April 6, 2021.
(3)	Unvested shares vest and become exercisable in three equal annual installments ending January 24, 2022.
(4)	Unvested shares vest and become exercisable in three equal annual installments ending October 1, 2022.
(5)	Unvested shares vest and become exercisable in four equal annual installments ending January 29, 2023.
(6)
Represents shares subject to RSUs which vest based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days.  The RSU shares vest as to (i) 12,500 shares if the vesting price equals or exceeds $5.00 per share, (ii) 37,500 shares if the vesting price equals or exceeds $10.00 per share and (iii) 75,000 shares on the later of (a) May 28, 2020 and (b) the date the vesting price equals or exceeds $15.00 per share.  The RSUs were cancelled in March 2020.

(7)	Unvested shares vest and become exercisable as to 25% of the option shares on May 28, 2020, and as to the remainder of the options shares in thirty-six equal monthly installments ending May 28, 2023.

Termination and Change in Control Arrangements

We have entered into employment agreements with Mr. Rystrom and Mr. Mitchell that require us to provide compensation to them upon termination of their employment with us or a change in control of the Company.  Regardless of the manner in which their employment terminates, they will be entitled to receive amounts earned during the term of their employment.  Such amounts include: the portion of their current annual base salary and bonuses which have accrued through the date of termination; vested stock options; and payment for accrued but unused vacation.

In addition, immediately before a Change of Control Transaction as defined in the 2010 Plan, all stock options granted pursuant to the 2010 Plan will vest and become fully exercisable.  Under the 2010 Plan, a “Change of Control Transaction” means the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by our then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of its assets; or (iii) the consummation of a merger or consolidation of the Company or a subsidiary with another corporation or any other entity, other than a merger or consolidation which results in our voting securities of the Company outstanding immediately prior thereto continuing to represent at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

In addition, under the 2014 Plan, in the event of a Change of Control Transaction as defined in the 2014 Plan, except as otherwise provided by the Compensation Committee (Committee) in an award agreement or otherwise in writing, unvested awards will not vest and will be treated in accordance with one of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, may be continued, assumed, have new rights substituted therefor or, the Committee may terminate all outstanding and unexercised stock options or any other stock-based award that provides for a participant-elected exercise, effective as of the date of the Change in Control Transaction, by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the Change in Control Transaction, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control Transaction, each such participant shall have the right to exercise in full all of such exercisable awards that are then outstanding to the extent vested on the date such notice of termination is given (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the acquisition event, and, provided that, if the acquisition event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.  In the event of an Change in Control Transaction, the Committee may terminate any exercisable award for which the exercise price is equal to or exceeds the fair market value on the date of the Change in Control Transaction without payment of consideration therefor; and restricted stock or other awards may, where appropriate in the discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may decide to award additional restricted stock or any other award in lieu of any cash distribution.

(b) Awards may be cancelled in exchange for an amount of cash equal to the change in control price (price per share of Common Stock paid in the Change in Control Transaction) per share of Common Stock covered by such awards, less, in the case of an appreciation award, the exercise price per share of Common Stock covered by such award.

(c) Appreciation awards may be cancelled without payment, if the change in control price is less than the exercise price per share of such appreciation awards.

Under the 2014 Plan, a “Change of Control Transaction” means the occurrence of any of the following: (a) acquisition (including through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities representing 45% or more of the combined voting power of the securities of the Company entitled to vote generally in the election of directors of the Board, calculated on a fully diluted basis after giving effect to such acquisition; (b) election of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) members of the Board on the effective date and (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date; provided that any person nominated for election by a Board at least two-thirds of which consisted of persons described in clauses (i) or (ii) or by persons who were themselves nominated by such Board shall be deemed to have been nominated by a Board consisting of persons described in clause (i); (c) sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person.

In addition to the consideration described above, the amount of compensation payable to each of Mr. Rystrom and Mr. Mitchell for termination or a change of control under their respective employment agreements is discussed below.

•
Termination Without Cause, for Good Reason, or Death. In the event employment is terminated (i) by us other than for Cause, (ii) by the employee for Good Reason, or (iii) due to the employee’s death, Mr. Rystrom and Mr. Mitchell shall be entitled to a cash lump sum payment in an amount equal to one fourth of his then current base annual salary.

•
Termination in Connection with a Change of Control. In the event that the employee resigns or is terminated within 60 days before and 90 days after a Change of Control, then in addition to the amounts that the employee would otherwise would be eligible to receive, including amounts that would be payable as a result of a termination other than for Cause, a termination for Good Reason and a termination due to employee’s death, Mr. Rystrom and Mr. Mitchell shall be entitled to a cash lump sum payment equal to half of current base annual salary.

“Cause” is defined as (i) a material breach of the terms of his employment agreement, which breach remains uncured for 30 days following written notice of breach, (ii) the employee  has been grossly negligent or has engaged in material willful or gross misconduct in the performance of his duties, (iii) the employee has committed, as reasonably determined by our Board, or has been convicted by a court of law of fraud, moral turpitude, embezzlement, theft, or similar criminal conduct, or any felony, (iv) employee habitually misuses alcohol, drugs, or any controlled substance, (v) the employee breaches his proprietary information agreement, or (vi) the employee fails to meet reasonable written standards established by us for performance of his duties under his employment agreement.

“Good Reason”, is defined as (i) any material breach by us of any provision of the employee’s employment agreement; (ii) a material reduction of the employees duties or responsibilities, or the assignment of duties or responsibilities that are not consistent or commensurate with his position at the time the employee  entered into the agreement (iii) any reduction of the employee’s  base salary other than as part of a general reduction of the salaries of all or substantially all of our employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 31, 2020, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of that class or series of our stock, (ii) each of our directors and director nominees, (iii) each of the named executive officers, and (iv) all directors and current executive officers as a group.  For purposes of this section, “named executive officers” shall mean: (i) each person who served as our chief executive officer during fiscal 2019; (ii) the two most highly compensated officers other than the chief executive officer who were serving as executive officers at the end of fiscal 2019; and (iii) up to two additional individuals for whom disclosure would have been provided in the table below, but for the fact that such persons were not serving as executive officers as of the end of fiscal 2019.

The table is based on information provided to us or filed with the SEC by our directors, executive officers and principal shareholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.  Shares of Common Stock issuable upon exercise or conversion of options and warrants that are currently exercisable or are exercisable within 60 days after March 31, 2020, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage of any other shareholder.  Unless otherwise indicated, the address for each shareholder listed in the following table is c/o RiceBran Technologies, 1330 Lake Robbins Drive, Suite 250, The Woodlands, TX 77380.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage (1)
Continental Grain Company (2)	10,649,068	26.56%
DG Capital Management, LLC, DG Value Partners LP, DG Value Partners II Master Fund LP and Dov Gertzulin (3)	2,449,659	6.11%
Brent D. Rosenthal (4)	403,890	1.01%
Peter G. Bradley (5)	15,290	*
Beth L. Bronner (6)	139,767	*
David Chemerow (7)	215,232	*
Ari Gendason (8)	129,177	*
Brent R. Rystrom (9))	358,707	*
Todd T. Mitchell (10)	43,750	*
Dennis A. Dykes	80,966	*
All directors and executive officers as a group (7 persons) (11)	1,305,813	3.25%
* less than 1%

(1)
The applicable percentage of ownership is based on 40,092,017 shares of our Common Stock outstanding as of March 31, 2020, together with shares issuable upon exercise of options and warrants exercisable within 60 days of March 31, 2020.

(2)
Based on information reported on a Form 4 filed with the SEC on December 20, 2019, and a Schedule 13D filed with the SEC September 25, 2017 (as amended March 28, 2018, August 17, 2018, March 12, 2019, August 21, 2019, and December 20, 2019) by Continental Grain Company (CGC), a Delaware corporation.  The address of the principal office of CGC and Mr. Gendason is 767 Fifth Avenue, New York, NY 10153.

(3)
Based in part on information reported on a Schedule 13G filed with the SEC on February 11, 2020, by DG Capital Management, LLC (DG), a Delaware limited liability company; DG Value Partners II Master Fund, LP (DGVII), a Cayman Islands limited partnership; and Dov Gertzulin.  DG serves as the investment manager of DGVII.  Dov Gertzulin serves as managing member of DG and DGVII.  DGVII beneficially owns 1,966,934 shares of our Common Stock.  Dov Gertzulin beneficially owns 2,449,659 shares of our Common Stock, in part as a result of his control over DG and DGVII.  The address of the principal office of DG and Dov Gertzulin is 460 Park Avenue, 22nd Floor, New York, NY 10022.

(4)	Includes 33,746 shares owned by Mr. Rosenthal which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.
(5)	Includes 15,290 shares owned by Mr. Bradley which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.
(6)	Includes 16,873 shares owned by Ms. Bronner which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.
(7)
Includes 16,873 shares owned by Mr. Chemerow which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.  Includes 91,217 shares are held by the David I. Chemerow 1992 Trust.

(8)
Includes 16,873 shares owned by Mr. Gendason which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.  Mr. Gendason is senior vice president and chief investment officer of CGC.  Mr. Gendason claims no direct or shared voting or dispositive power over the shares owned by CGC.

(9)	Includes 79,970 shares issuable upon exercise of options.
(10)	Includes 18,750 shares issuable upon exercise of options.
(11)
Includes 98,720 shares issuable upon exercise of options, and 99,655 shares which vest the earlier of June 19, 2020, or the day prior to our next annual meeting of shareholders.  Excludes the beneficial ownership of Mr. Dykes since he is no longer an executive officer.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2019, certain information with respect to our 2010 Equity Incentive Plan and 2014 Equity Incentive Plan follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(a)	Weighted average exercise price of outstanding options, warrants and rights (1)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by shareholders	972,272	$2.71	2,063,281	(2)
Equity compensation plans not approved by shareholders	23,737	24.46	-	(3)
Total	996,009	$3.23	2,063,281

(1)
Excludes shares issuable upon the vesting of RSUs and the shares underlying such RSUs, which do not have an exercise price.  As of December 31, 2019, 1,148,062 shares were issuable in the future upon the vesting of RSUs.

(2)	Represents shares reserved for future issuance under our 2014 Equity Incentive Plan.
(3)	Represents shares reserved for future issuance under our 2010 Equity Incentive Plan. In 2013, the Board determined that no additional grants will be made under the 2010 Plan.

Descriptions of our 2010 Equity Incentive Plan and 2014 Equity Incentive Plan are set forth above under “Equity Compensation Arrangements.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

As provided in our Audit Committee charter, our Audit Committee reviews and approves, unless otherwise approved by our Compensation Committee, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any director, director nominee, executive officer or holder of more than 5% of any class of our capital stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest (each such transaction, a Related Party Transaction).  Each Related Party Transaction that occurred since January 1, 2018, has been approved by our Board, Audit Committee or Compensation Committee.

Related Party Transactions

Other than compensation described above in “Executive Compensation,” “Director Compensation” and “Director Compensation Table”, we believe that there have been no Related Party Transactions since January 1, 2018, other than those described below.

Transactions with Continental Grain Company

In March 2019, we issued and sold to Continental Grain Company (CGC) 666,667 shares of common stock at a purchase price of $3.00 per share and a pre-funded warrant to purchase up to 1,003,344 shares of common stock for a purchase price equal to $2.99 for each share underlying the pre-funded warrant.  The exercise price of the pre-funded warrant is $0.01 per share.  In December 2019, CGC participated in our public offering, and purchased 3,200,000 shares of common stock at a purchase price of $1.25 per share.  Our director, Ari Gendason is an employee and senior vice president and chief investment officer of CGC.  As of the date of this filing, CGC owns approximately 26.6% of our outstanding common stock.  We have agreed that in connection with each annual or special meeting of our shareholders at which members of our board of directors are to be elected, or any written consent of our shareholders pursuant to which members of the board of directors are to be elected, CGC shall have the right to designate one nominee to our board of directors.

Transactions with LF-RB Management, LLC

In July 2016, we entered into a settlement agreement with the LF-RB Group and our directors Beth L. Bronner, Ari Gendason and Brent D. Rosenthal.  The settlement agreement required that until December 31, 2018, we nominate directors Beth L. Bronner, Ari Gendason and Brent D. Rosenthal for election to our board of directors and recommend that our shareholders vote to elect these individuals to our board of directors.

The foregoing description of Related Party Transactions does not include a description of employment compensation that was paid, following approval by our compensation committee, to executive officers that are not named executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our directors, our executive officers and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC, initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.  Directors, executive officers and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on the review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2019, were met in a timely manner by the directors, executive officers and greater than 10% beneficial owners, except the following forms were filed late: one Form 4 for Continental Grain Company reporting the exercise of a common stock warrant a Form 4 reporting one purchase of common stock for each of Beth L Bronner and Peter G. Bradley, one Form 4 reporting one option grant and one common stock grant for each of Brent R. Rystrom and Dennis A. Dykes, one Form 4 reporting one common stock grant for each of Baruch Halpern and David Goldman, one Form 4 reporting a common stock sale for David Goldman, and one Form 3 reporting initial beneficial ownership of Peter G. Bradley.

OTHER BUSINESS

Our management knows of no other business to be brought before the 2020 Annual Meeting of Shareholders.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion, as they may deem appropriate, unless they are directed by a proxy to do otherwise.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, without charge, by writing to Todd T. Mitchell, our corporate secretary, at our principal executive offices at 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380.

By Order of the Board of Directors

Todd T. Mitchell
Secretary
The Woodlands, Texas
May 4, 2020

APPENDIX A

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORORATION OF
RICEBRAN TECHNOLOGIES

The undersigned, Brent R. Rystrom and Todd T. Mitchell hereby certify that:

ONE:           Brent R. Rystrom is the duly elected President of RiceBran Technologies and Todd T. Mitchell is the duly elected Secretary of RiceBran Technologies, a California corporation (“Corporation”).

TWO:           Article Three of the Articles of Incorporation of the Corporation shall be amended to read in full as follows:

ARTICLE THREE

“This Corporation is hereafter authorized to issue two (2) classes of shares of stock designated respectively “Common Stock” and “Preferred Stock.”  The total number of shares of Common Stock that this Corporation is authorized to issue is one hundred and fifty million (150,000,000) and the total number of shares of Preferred Stock that this Corporation is authorized to issue is twenty million (20,000,000).

The Preferred Stock may be divided into such number of series as the board of directors may determine.  The board of directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.”

THREE:        The foregoing amendment of the Articles of Incorporation has been approved by the board of directors of the Company.

FOUR:          The foregoing amendment of the Articles of Incorporation has been approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California Corporations Code.  The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 40,092,017 shares of Common Stock.  The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:

Brent R. Rystrom, President

Todd T. Mitchell, Secretary

APPENDIX B

RICEBRAN TECHNOLOGIES
AMENDED AND RESTATED
2014 EQUITY INCENTIVE PLAN

1.           PURPOSE.  The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.            SHARES SUBJECT TO THE PLAN.

2.1.         Number of Shares Available.  Subject to Section 2.5 and Section 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 6,300,000 Shares.

2.2.        Lapsed, Returned Awards.  Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3          Minimum Share Reserve.  At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4.         ISO Limitation.  No more than 6,300,000 Shares shall be issued pursuant to the exercise of ISOs (as defined below) under the Plan.

2.5.         Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (a)-(e) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.5 will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award or the Shares subject to such Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.

2.6.        Participant Limitations.  The (i) maximum number of Shares that may be granted to each Participant during any fiscal year of the Company is 500,000 Shares (subject to increase or decrease pursuant to Section 2.5); and (ii) the maximum value at grant of Awards denominated in dollars and Performance Awards that may be granted during any fiscal year of the Company to each Participant is $3,000,000; provided, however, that the foregoing limit shall be adjusted on a proportionate basis for any Performance Period that is not based on one fiscal year of the Company; provided, however, that the foregoing individual Participant limits shall be cumulative; that is, to the extent that Shares for which Awards are permitted to be granted during a fiscal year to an individual Participant are not actually made subject to an Award in a fiscal year, the number of Shares available for Awards to such Participant automatically shall increase in the subsequent fiscal years during the term of the Plan until used.

3.          ELIGIBILITY.  ISOs may be granted only to Employees.  All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4.            ADMINISTRATION.

4.1.        Committee Composition; Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board will establish the terms for the grant of an Award to Non-Employee Directors.  The Committee will have the authority to:

(a)          construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)          prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)          select persons to receive Awards;

(d)         determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)          determine the number of Shares or other consideration subject to Awards;

(f)          determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

 (g)        determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate;

(h)          grant waivers of Plan or Award conditions;

(i)           determine the vesting, exercisability and payment of Awards;

(j)           correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)          determine whether an Award has been vested and/or earned;

(l)           determine the terms and conditions of any, and to institute any Exchange Program;

(m)         reduce, waive or modify any criteria with respect to Performance Factors;

(n)          adjust Performance Factors;

(o)         adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;

(p)          exercise discretion with respect to Performance Awards;

(q)          make all other determinations necessary or advisable for the administration of this Plan; and

(r)         delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law.

4.2.        Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on the Company and all persons having an interest in any Award under the Plan.  Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Company to the Committee for review.  The resolution of such a dispute by the Committee will be final and binding on the Company and the Participant.  The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution will be final and binding on the Company and the Participant.

4.3.        Section 16 of the Exchange Act.  Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).

4.4.         Documentation.  The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.       Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries or Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, will have the power and authority to:  (a) determine which Subsidiaries and Affiliates will be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications will increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

5.           OPTIONS.  An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable.  The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

5.1.        Option Grant.  Each Option granted under this Plan will identify the Option as an ISO or an NSO.  An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2.        Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3.        Exercise Period.  Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4.        Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (b) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5.        Method of Exercise.  Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6.       Termination of Service.  If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(a)        Death.  If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(b)         Disability.  If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(c)        Cause.  If the Participant’s Service terminates for Cause, then Participant’s Options (whether or not vested) will expire on the date of termination of Participant’s Service if the Committee has reasonably determined in good faith that such cessation of Services has resulted in connection with an act or failure to act constituting Cause (or such Participant’s Services could have been terminated for Cause (without regard to the lapsing of any required notice or cure periods in connection therewith) at the time such Participant terminated Services), or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options.  Unless otherwise provided in an employment agreement, Award Agreement, or other applicable agreement, Cause will have the meaning set forth in the Plan.

5.7.        Limitations on Exercise.  The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8.        Limitations on ISOs.  With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9.         Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10.       No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.           RESTRICTED STOCK AWARDS.  A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1.        Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by an Award Agreement.  Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant.  If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2.        Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3.        Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement.  Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4.      Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7.           STOCK BONUS AWARDS.  A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary or Affiliate.  All Stock Bonus Awards shall be made pursuant to an Award Agreement.  No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1.         Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2.         Form of Payment to Participant.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3.       Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8.          STOCK APPRECIATION RIGHTS.  A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement).  All SARs shall be made pursuant to an Award Agreement.

8.1.        Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value.  A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement.  If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2.        Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).  Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.       Form of Settlement.  Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

8.4.      Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9.         RESTRICTED STOCK UNITS.  A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  All RSUs shall be made pursuant to an Award Agreement.

9.1.        Terms of RSUs.  The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU; provided that no RSU shall have a term longer than ten (10) years.  An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement.  If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2.          Form and Timing of Settlement.  Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.  The Committee may also permit a Participant to defer payment under an RSU to a date or dates after the RSU earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.3.      Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10.        PERFORMANCE AWARDS.  A Performance Award is an award to an eligible Employee, Consultant, or Director of the Company or any Parent, Subsidiary or Affiliate that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof.  Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1.     Performance Awards shall include Performance Shares, Performance Units, and cash-based Awards as set forth in Sections 10.1(a), 10.1(b), and 10.1(c) below.

(a)         Performance Shares.  The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.  The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

(b)         Performance Units.  The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

(c)          Cash-Settled Performance Awards.  The Committee may grant cash-settled Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.

10.2.      Terms of Performance Awards.  Performance Awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant Performance Period.  The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.

10.3.     Termination of Service.  Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.        PAYMENT FOR SHARE PURCHASES.  Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)          by cancellation of indebtedness of the Company to the Participant;

(b)         by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)         by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary;

(d)        by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)          by any combination of the foregoing; or

(f)          by any other method of payment as is permitted by applicable law.

12.          GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1.      Grant and Eligibility.  Awards under the Plan may be granted to Non-Employee Directors may be automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2.      Vesting, Exercisability and Settlement.  Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board.  With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3.      Election to Receive Awards in Lieu of Cash.  A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted, and as determined, by the Committee.  Such Awards shall be issued under the Plan.  An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13.          WITHHOLDING TAXES.

13.1.      Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or a tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate, as applicable,  employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international tax or any other tax or social insurance liability (the “Tax-Related Items”) required to be withheld from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award.  Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.  Unless otherwise determined by the Committee, the Fair Market Value of the Shares will be determined as of the date that the taxes are required to be withheld and such Shares will be valued based on the value of the actual trade or, if there is none, the Fair Market Value of the Shares as of the previous trading day.

13.2.        Stock Withholding.  The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally due from the Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.  The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to (but not in excess of) the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.

14.       TRANSFERABILITY.  Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.  If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate.  All Awards will be exercisable: (a) during the Participant’s lifetime only by the Participant, or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.

15.          PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1.     Voting and Dividends.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. Any Dividend Equivalent Rights will be subject to the same vesting or performance conditions as the underlying Award.  In addition, the Committee may provide that any Dividend Equivalent Rights permitted by an applicable Award Agreement will be deemed to have been reinvested in additional Shares or otherwise reinvested.  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares.  The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant will be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares underlying an Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which it is forfeited provided, that no Dividend Equivalent Right will be paid with respect to the Unvested Shares, and such dividends or stock distributions will be accrued and paid only at such time, if any, as such Unvested Shares become vested Shares. Such Dividend Equivalent Rights, if any, will be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

15.2.      Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16.         CERTIFICATES.  All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17.         ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.          REPRICING; EXCHANGE AND BUYOUT OF AWARDS.  Without prior shareholder approval, the Committee may not (a) reprice Options or SARs or (b) pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.         SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.         NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21.          CORPORATE TRANSACTIONS.

21.1.      Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be (a) continued by the Company, if the Company is the successor entity; or (b) assumed or substituted by the successor corporation, or a parent or subsidiary of the successor corporation, for substantially equivalent Awards (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), in each case after taking into account appropriate adjustments for the number and kind of shares and exercise prices. The successor corporation may also issue, as replacement of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor corporation refuses to assume, substitute or replace any Award in accordance with this Section 21, then notwithstanding any other provision in this Plan to the contrary, each such Award shall become fully vested and, as applicable, exercisable and any rights of repurchase or forfeiture restrictions thereon shall lapse, immediately prior to the consummation of the Corporation Transaction.  Performance Awards not assumed pursuant to the foregoing shall be deemed earned and vested based on the greater of actual performance (if determinable) or 100% of target level, unless otherwise indicated pursuant to the terms and conditions of the applicable Award Agreement.

If an Award vests in lieu of assumption or substitution in connection with a Corporate Transaction as provided above, the Committee will notify the holder of such Award in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period without consideration.  Any determinations by the Committee need not treat all outstanding Awards in an identical manner, and shall be final and binding on each applicable Participant.

21.2.      Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.  Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3.      Non-Employee Directors’ Awards.  Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22.        ADOPTION AND SHAREHOLDER APPROVAL.  This Plan will be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23.         TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Shareholders of the Company.  This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of California (excluding its conflict of laws rules).

24.         AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.  No termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation or rule.

25.         NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.         INSIDER TRADING POLICY.  Each Participant who receives an Award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.

27.         ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.   All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28.          DEFINITIONS.  As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1.       “Affiliate” means any person or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, including any general partner, managing member, officer or director of the Company, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise.

28.2.       “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

28.3.       “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4.       “Board” means the Board of Directors of the Company.

28.5.      “Cause” means a determination by the Company (and in the case of Participant who is subject to Section 16 of the Exchange Act, the Committee) that the Participant has committed an act or acts constituting any of the following: (a) dishonesty, fraud, misconduct or negligence in connection with Participant’s duties to the Company, (b) unauthorized disclosure or use of the Company’s confidential or proprietary information or trade secrets, (c) misappropriation of a business opportunity of the Company, (d) materially aiding Company competitor, (e) a conviction or plea of nolo contendere to a felony or crime involving moral turpitude, (f) failure or refusal to attend to the duties or obligations of the Participant’s position (g) violation or breach of, or failure to comply with, the Company’s code of ethics or conduct, any of the Company’s rules, policies or procedures applicable to the Participant or any agreement in effect between the Company and the Participant or (h) other conduct by such Participant that could be expected to be harmful to the business, interests or reputation of the Company.  The determination as to whether Cause for a Participant’s termination exists will be made in good faith by the Company and will be final and binding on the Participant.  This definition does not in any way limit the Company’s or any Parent’s or Subsidiary’s ability to terminate a Participant’s employment or services at any time as provided in Section 20 above.  Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement, Award Agreement, or other applicable agreement with any Participant provided that such document specifically supersedes this definition.

28.6.        “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.7.      “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.8.        “Company” means RiceBran Technologies, a California corporation, or any successor corporation.

28.9.       “Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.10.     “Corporate Transaction” means the occurrence of any of the following events: (a) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (b) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (e) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purpose of this subclause (e), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction.  For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount will become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.11.     “Director” means a member of the Board.

28.12.     “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.13.    “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash, stock or other property dividends in amounts equivalent to cash, stock or other property dividends for each Share represented by an Award held by such Participant.

28.14.     “Effective Date” means June 23, 2014.

28.15.    “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.16.     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.17.     “Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the exercise price of an outstanding Award is increased or reduced, each as described in Section 18.

28.18.    “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.19.     “Fair Market Value” means, as of any date, the value of a share of the Company’s common stock determined as follows:

(a)         if such common stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)         if such common stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)          by the Board or the Committee in good faith.

28.20.    “Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s common stock are subject to Section 16 of the Exchange Act.

28.21.     “IRS” means the United States Internal Revenue Service.

28.22.     “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.23.     “Option” means an Award as defined in Section 5 and granted under the Plan.

28.24.    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.25.     “Participant” means a person who holds an Award under this Plan.

28.26.    “Performance Award” means an Award as defined in Section 10 and granted under the Plan.

28.27.   “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective or subjective measures, either individually, alternatively or in any combination applied to the Participant, the Company, any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)          Profit Before Tax;

(b)          Sales;

(c)          Expenses;

(d)          Billings;

(e)          Revenue;

(f)          Net revenue;

(g)         Earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation and amortization);

(h)          Operating income;

(i)           Operating margin;

(j)           Operating profit;

(k)          Controllable operating profit, or net operating profit;

(l)           Net Profit;

(m)         Gross margin;

(n)          Operating expenses or operating expenses as a percentage of revenue;

(o)          Net income;

(p)          Earnings per share;

(q)          Total shareholder return;

(r)           Market share;

(s)          Return on assets or net assets;

(t)           The Company’s stock price;

(u)          Growth in shareholder value relative to a pre-determined index;

(v)          Return on equity;

(w)         Return on invested capital;

(x)          Cash Flow (including free cash flow or operating cash flows);

(y)          Balance of cash, cash equivalents and marketable securities;

(z)          Cash conversion cycle;

(aa)        Economic value added;

(bb)        Individual confidential business objectives;

(cc)        Contract awards or backlog;

(dd)        Overhead or other expense reduction;

(ee)        Credit rating;

(ff)         Completion of an identified special project;

(gg)        Completion of a joint venture or other corporate transaction;

(hh)        Strategic plan development and implementation;

(ii)          Succession plan development and implementation;

(jj)          Improvement in workforce diversity;

(kk)        Employee satisfaction;

(ll)         Employee retention;

(mm)     Customer indicators and/or satisfaction;

(nn)        New product invention or innovation;

(oo)        Research and development expenses;

(pp)        Attainment of research and development milestones;

(qq)        Improvements in productivity;

(rr)         Bookings;

(ss)         Working-capital targets and changes in working capital;

(tt)          Attainment of operating goals and employee metrics; and

(uu)        Any other metric as determined by the Committee.

The Committee may provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant, such as but not limited to, adjustments in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules.  It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.28.     “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.

28.29.     “Performance Share” means an Award as defined in Section 10 and granted under the Plan.

28.30.    “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.31.     “Performance Unit” means an Award as defined in Section 10 and granted under the Plan.

28.32.     “Plan” means this Amended and Restated RiceBran Technologies 2014 Equity Incentive Plan.

28.33.     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.34.    “Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan (or issued pursuant to the early exercise of an Option).

28.35.     “Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.

28.36.     “SEC” means the United States Securities and Exchange Commission.

28.37.     “Securities Act” means the United States Securities Act of 1933, as amended.

28.38.    “Service” means service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement.  An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days unless reemployment upon the expiration of such leave is guaranteed by contract or statute.  Notwithstanding anything to the contrary, an Employee will not be deemed to have ceased to provide Service if a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing provides otherwise.  In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  In the event of military or other protected leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Service to the Company throughout the leave on the same terms as he or she was providing Service immediately prior to such leave.  An Employee will have terminated employment as of the date he or she ceases to provide Service (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law, provided however, a change in status from an Employee to a Consultant or a Non-Employee Director (or vice versa) will not terminate a Participant’s Service, unless determined by the Committee, in its discretion or to the extent set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide Service and the effective date on which the Participant ceased to provide Service.

28.39.     “Shares” means shares of the common stock of the Company.

28.40.     “Stock Appreciation Right” means an Award as defined in Section 8 and granted under the Plan.

28.41.     “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

28.42.    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.43.     “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.44.    “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ANNUAL MEETING OF SHAREHOLDERS OF

RiceBran Technologies

June 17, 2020

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement
is available at http://www.ricebrantech.com/InvestorRelations

PROXY VOTING INSTRUCTIONS

Company Number:_____________________   Account Number:__________________________

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR" THE ELECTION OF ALL NOMINEES AND "FOR" EACH OF THE OTHER PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE T

NOMINEES:

1.	Election of Directors:
☐	Brent R. Rystrom
☐	Brent D. Rosenthal
☐	Peter G. Bradley
☐	Beth L. Bronner
☐	David Chemerow
☐	Ari Gendason

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.    To approve an amendment to our articles of incorporation to increase the authorized number of shares of common stock from 50,000,000 to 150,000,000.
☐ For ☐Against ☐Abstain

3.    To approve the amended and restated 2014 Equity Incentive Plan.

4.    To approve, on a nonbinding advisory basis, the compensation of our named executive officers.
☐ For ☐Against ☐Abstain

5.    To ratify our appointment of RSM US LLP as our independent registered public accounting firm for fiscal year 2020.
☐ For ☐Against ☐Abstain

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the proposals described herein.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE VOTE YOUR SHARES PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Please check this box if you plan to attend the Annual Meeting. ☐

Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION CARD

ANNUAL MEETING OF SHAREHOLDERS

June 17, 2020 9:00 A.M. (central daylight time)
RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, Texas 77380

Presentation of this card is required

for admission to the Annual Meeting

PLEASE PRESENT THIS CARD TO THE COMPANY'S REPRESENTATIVE
AT THE ENTRANCE TO THE ANNUAL MEETING.

RiceBran Technologies

Name:

Address:

Non-Transferable

RiceBran Technologies

1330 Lake Robbins Drive, Suite 250
The Woodlands, Texas 77380

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned holder of Common Stock of RiceBran Technologies, a California corporation (the Company) hereby appoints Brent R. Rystrom and Todd T. Mitchell and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the RiceBran Technologies executive offices, 1330 Lake Robbins Drive, Suite 250, The Woodlands, Texas 77380, on Wednesday, June 17, 2020, at 9:00 A.M., central daylight time, and at any adjournments or postponements thereof, and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

COMMENTS: